Exhibit 99.1
SiTime Reports First Quarter 2026 Financial Results
Q1 Net Revenue Increased 88% to $113.6 Million
SANTA CLARA, Calif., May 6, 2026 – SiTime Corporation, (Nasdaq: SITM), the Precision Timing company, today announced financial results for the first quarter ended March 31, 2026.
Net revenue in the first quarter of 2026 was $113.6 million, an increase of 88.3%from $60.3 million in the year ago quarter.
"Our strong start to 2026, with revenue growing 88 percent year over year, reflects the scale and momentum of the Precision Timing category we created,” said Rajesh Vashist, CEO of SiTime. “As AI infrastructure and high-performance systems grow, precision timing is becoming a system-level requirement. Here, our differentiated platforms are driving higher ASPs and margins, along with deeper customer engagement. I believe that we are executing from a position of strength for the next phase of SiTime’s growth and am excited about the opportunities ahead.”
In the first quarter of 2026, GAAP gross profit was $67.0 million, or 59.0% of revenue, GAAP operating expenses were $79.3 million, GAAP loss from operations was $12.3 million, and GAAP net loss was $5.2 million, or $0.20 per diluted share.
In the first quarter of 2026, non-GAAP gross profit was $73.3 million, or 64.5% of revenue, non-GAAP operating expenses were $41.5 million, non-GAAP income from operations was $31.8 million and non-GAAP net income was $38.9 million, or $1.44 per diluted share.
Total cash, cash equivalents and short-term investments were $788.7 million on March 31, 2026.
SiTime plans to discuss its business outlook as part of today’s scheduled conference call.
Use of Non-GAAP Financial Information
This press release and its attachments include certain non-GAAP supplemental performance measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
SiTime believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to SiTime’s financial condition and results of operations. SiTime believes that these non-GAAP financial measures provide additional insight into SiTime’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate SiTime’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP financial measures exclude stock-based compensation expense, amortization of acquired intangibles, and acquisition-related expenses which include transaction and certain other cash costs associated with business acquisition as well as changes in the estimated fair value of earn out liabilities and accretion of acquisition consideration payable. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.
Inducement Plan Grants
SiTime granted restricted stock unit awards (“RSUs”) on May 4, 2026 that were approved by the Compensation and Talent Committee of its Board of Directors under SiTime’s Amended and Restated 2022 Inducement Award Plan, as a material inducement to employment of 42 newly hired individuals globally. The RSUs were approved in accordance with Nasdaq Listing Rule 5635(c)(4). The inducement grants consisted of an aggregate of 41,471 RSUs. One-fourth of the RSUs will vest on the first February 20, May 20, August 20, or November 20 falling in the one-year anniversary quarter of the applicable vesting start date, and then 1/16th of the RSUs vest in equal quarterly installments on each February 20, May 20, August 20, and November 20, thereafter, subject to each such employee’s continued service on each vesting date. The inducement grants are subject to the terms and conditions of award agreements covering the grants and SiTime’s Amended and Restated 2022 Inducement Award Plan.
Conference Call
SiTime will broadcast the financial results for its first quarter of 2026 via conference call today, May 6, 2026, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the conference call via phone, participants are required to complete the following registration form to receive a dial-in number and dedicated PIN for accessing the conference call. The conference call will also be available via a live audio webcast on the investor relations section of the SiTime website at

investor.sitime.com. Please access the website at least a few minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay of the call will be available on the website.
About SiTime
SiTime Corporation is the Precision Timing company. Our semiconductor MEMS programmable solutions offer a rich feature set that enables customers to differentiate their products with higher performance, smaller size, lower power, and better reliability. With more than 4 billion devices shipped, SiTime is changing the timing industry. For more information, visit www.sitime.com.
About Precision Timing – Timing is the heartbeat of all electronics, ensuring performance, resilience and scalability. For decades, quartz devices, non-silicon technology, have kept systems in sync, but they struggle in harsher, more demanding environments. MEMS-based Precision Timing delivers greater accuracy, smaller size and resilience. Today, MEMS timing powers over 400 applications, including high-growth ones in AI data centers, automated driving, industrial and humanoid robots, wearables and IoT.
Forward-Looking Statements
This press release and the earnings call referencing this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Security Exchange Act of 1934, as amended. These forward-looking statements involve risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to differ materially from those anticipated in such forward-looking statements. The risks, uncertainties, assumptions, and other factors include, but are not limited to our expectations and trends relating to the growth of our new products, our product differentiation and market acceptance of our products, and our ability to accurately forecast our future performance, business and growth. More information about these and other risks, uncertainties, and other factors that may cause actual outcomes and results to differ materially from those included in the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our most recent Form 10-Q filed with the Securities and Exchange Commission and other filings SiTime makes with the Securities and Exchange Commission from time to time, including SiTime's Annual Report on Form 10-K that has been filed for the year ended December 31, 2025. The financial information set forth in this release reflects estimates based on information available at this time. While SiTime believes these estimates to be reasonable, these amounts could differ materially from reported amounts in SiTime’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and SiTime’s other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statements are made and are based on information available to SiTime at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, SiTime undertakes no obligation, and does not intend, to update these forward-looking statements.

SiTime Corporation
Unaudited GAAP Condensed Consolidated Statements of Operations

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025

	(in thousands, except per share data)
Revenue	$113,567	$113,284	$60,314
Cost of revenue	46,612	49,404	29,978
Gross profit	66,955	63,880	30,336
Operating expenses:
Research and development	32,738	28,294	30,026
Selling, general and administrative	38,937	30,815	26,856
Acquisition related costs	7,619	3,008	1,562
Total operating expenses	79,294	62,117	58,444
(Loss) Income from operations	(12,339)	1,763	(28,108)
Interest income	7,310	7,998	4,294
Other (expense) income, net	(174)	(209)	4
(Loss) Income before income taxes	(5,203)	9,552	(23,810)
Income tax expense	(14)	(386)	(67)
Net (loss) income	$(5,217)	$9,166	$(23,877)
Net (loss) income attributable to common stockholders and comprehensive loss	$(5,217)	$9,166	$(23,877)
Net (loss) income per share attributable to common stockholders, basic	$(0.20)	$0.35	$(1.01)
Net (loss) income per share attributable to common stockholders, diluted	$(0.20)	$0.34	$(1.01)
Weighted-average shares used to compute basic net (loss) income per share	26,343	26,201	23,653
Weighted-average shares used to compute diluted net (loss) income per share	26,343	27,070	23,653

SiTime Corporation
Unaudited Reconciliation of Non-GAAP Adjustments

	Three months ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands, except per share data)
Reconciliation of GAAP gross profit and margin to non-GAAP
Revenue	$113,567	$113,284	$60,314
GAAP gross profit	66,955	63,880	30,336
GAAP gross margin	59.0%	56.4%	50.3%
Amortization of acquired intangibles	5,744	4,717	3,573
Stock-based compensation	590	769	701
Non-GAAP gross profit	$73,289	$69,366	$34,610
Non-GAAP gross margin	64.5%	61.2%	57.4%

Reconciliation of GAAP operating expenses to non-GAAP
GAAP research and development expenses	$32,738	$28,294	$30,026
Stock-based compensation	(11,228)	(9,318)	(10,682)
Non-GAAP research and development expenses	$21,510	$18,976	$19,344

GAAP sales, general and administrative expenses	$38,937	$30,815	$26,856
Stock-based compensation	(18,982)	(14,323)	(13,663)
Non-GAAP sales, general and administrative expenses	$19,955	$16,492	$13,193

GAAP acquisition related costs	$7,619	$3,008	$1,562
Acquisition related costs	(7,619)	(3,008)	(1,562)
Non-GAAP acquisition related costs	$—	$—	$—
Total Non-GAAP operating expenses	$41,465	$35,468	$32,537

Reconciliation of GAAP (loss) income from operations to non-GAAP loss from operations
GAAP (loss) income from operations	$(12,339)	$1,763	$(28,108)
Acquisition related costs	7,619	3,008	1,562
Amortization of acquired intangibles	5,744	4,717	3,573
Stock-based compensation	30,800	24,410	25,046
Non-GAAP income from operations	$31,824	$33,898	$2,073
Non-GAAP income from operations as a percentage of revenue	28.0%	29.9%	3.4%

Reconciliation of GAAP net (loss) income to non-GAAP net income
GAAP net (loss) income	$(5,217)	$9,166	$(23,877)
Acquisition related costs	7,619	3,008	1,562
Amortization of acquired intangibles	5,744	4,717	3,573
Stock-based compensation	30,800	24,410	25,046
Non-GAAP net income	$38,946	$41,301	$6,304
Weighted-average shares used to compute diluted net income per share	27,138	27,070	24,412

GAAP net (loss) income per share diluted	$(0.20)	$0.34	$(1.01)
Non-GAAP adjustments detailed above	1.63	1.19	1.27
Non-GAAP net income per share diluted	$1.44	$1.53	$0.26
(1) Non-GAAP diluted weighted average shares are calculated using the treasury stock method and differ from GAAP diluted weighted average shares due to non-GAAP net income reported.

SiTime Corporation
Unaudited GAAP Condensed Consolidated Balance Sheets

	As of
	March 31, 2026	December 31, 2025

	(in thousands)
Assets:
Current assets:
Cash and cash equivalents	$498,476	$16,759
Short-term investments in held-to-maturity securities	290,188	791,648
Accounts receivable, net	54,997	45,040
Inventories	91,122	81,557
Prepaid expenses and other current assets	14,433	14,275
Total current assets	949,216	949,279
Property and equipment, net	106,661	105,114
Intangible assets, net	141,572	147,366
Right-of-use assets, net	3,479	4,089
Goodwill	87,098	87,098
Other assets	4,831	1,753
Total assets	$1,292,857	$1,294,699
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$22,914	$21,327
Accrued expenses and other current liabilities	53,168	62,678
Total current liabilities	76,082	84,005
Other non-current liabilities	57,797	54,512
Total liabilities	133,879	138,517
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,389,096	1,381,083
Accumulated deficit	(230,121)	(224,904)
Total stockholders’ equity	1,158,978	1,156,182
Total liabilities and stockholders’ equity	$1,292,857	$1,294,699
Investor Relations Contacts:
Shelton Group
Leanne Sievers | Brett Perry
sitm-ir@sheltongroup.com
SiTime Corporation
Beth Howe
Chief Financial Officer
investor.relations@sitime.com